                                                     EXHIBIT 5

                                    Opinion and Consent of Miller & Martin LLP















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                                MILLER & MARTIN LLP
                                 ATTORNEYS AT LAW
                             100 GALLERIA PARKWAY, N.W.
                                  TWELFTH FLOOR
                             ATLANTA, GEORGIA 30339-3122

    CHATTANOOGA OFFICE:          770/953-3500         NASHVILLE OFFICE:
SUITE 1000 VOLUNTEER BUILDING                    2500 NASHVILLE CITY CENTER
    832 GEORGIA AVENUE                                 511 UNION STREET
CHATTANOOGA, TENNESSEE 37402-2289                NASHVILLE, TENNESSEE 37219-1738
     423/756-6600                                        615/244-9270
   FAX 423/785-8480         WRITER'S DIRECT NUMBER     FAX 615/256-8197
                                770/850-6506
     ------------                                       --------------
T. KENNERLY CARROLL, JR.                                E-MAIL ADDRESS:
   ATLANTA OFFICE                                   kcarroll@millermartin.com



                                March 10, 1999


First Sterling Banks, Inc.
P.O. Box 2147
Marietta, Georgia 30061


        RE:     FIRST STERLING BANKS, INC. 1997 INCENTIVE STOCK OPTION PLAN


Ladies and Gentlemen:

        This opinion is given in connection with the filing by First Sterling Banks, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement" ) with respect to the registration of 200,000 shares of the no par value Common Stock of the Company ("Company Common Stock") which may be issued pursuant to the exercise of stock options (the "Options") under the First Sterling Banks, Inc. 1997 Incentive Stock Option Plan (the "Plan").

        In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

        For purposes of this opinion, we assume that all awards of Options have been or will be granted in accordance with the Plan.





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First Sterling Banks, Inc.
March 10, 1999

        Based on the foregoing, it is our opinion that the shares of Company Common Stock to be issued upon the exercise of Options, in accordance with the terms of the Plan, upon receipt in full by the Company of the consideration prescribed for each share pursuant to the Options, will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code in effect on this date.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,


                                   MILLER & MARTIN LLP



                                   /s/ T. KENNERLY CARROLL, JR.
                                   ----------------------------------
                                   T. Kennerly Carroll, Jr.



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